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                                                                     EXHIBIT 12

MANUFACTURED HOME COMMUNITIES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLAR AMOUNTS IN THOUSANDS)

                                                                         For the Years Ended December 31,
                                                        1997           1996               1995         1994          1993
                                                      ---------------------------------------------------------------------
Income before allocation to minority
  interests and extraordinary loss on early
  extinguishment of debt                              $33,469         $26,943           $20,023       $16,616       $10,957

Fixed Charges                                          21,753          18,264            19,562        11,146         9,070
                                                      ---------------------------------------------------------------------

Earnings                                              $55,222         $45,207           $39,585       $27,762       $20,027
                                                      =====================================================================

Interest incurred                                     $20,708         $16,794           $16,807       $ 9,699       $ 5,879
Amortization of deferred financing costs                1,045           1,470             2,755         1,447         3,191
                                                      ---------------------------------------------------------------------

Fixed Charges                                         $21,753         $18,264           $19,562       $11,146       $ 9,070
                                                      =====================================================================

Earnings/Fixed Charges                                   2.54            2.48              2.02          2.49          2.21
                                                      =====================================================================
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